                                                                    Exhibit 10.1


                             SETTLEMENT AGREEMENT
                                      AND
                               RELEASE OF CLAIMS

          THIS SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS ("Agreement") is made and entered into to be effective the 1st day of June 2000, by and among THE GSI GROUP, INC. ("GSI"), John C. Sloan ("Sloan"), Jorge Andrade ("Andrade"), Howard
G. Buffett ("Buffett"), and John W. Funk ("Funk").

                                   RECITALS

          WHEREAS, GSI and Funk are involved in a dispute concerning certain shareholder agreements dealing with their rights in matters relating to the ownership of GSI stock and relating to the termination of Funk's employment as an officer of GSI. GSI contends that Funk's shareholder rights are governed, with certain exceptions, by a June 6, 1996 Stock Restriction and Buy-Sell Agreement, as amended by the First and Second Amendments to that Agreement (hereafter collectively referred to as "the 1996 Agreement"), as set forth in a letter dated December 10, 1999 that was sent on GSI's behalf to representatives of Funk (the "December 1999 Letter"). On April 11, 2000, GSI exercised its call option to purchase all of Funk's GSI stock under the terms of the 1996 Agreement. GSI contends that, in April and May of 2000, it proceeded to take the steps necessary and appropriate to effectuate the purchase of Funk's GSI stock in accordance with the terms of the 1996 Agreement;

          WHEREAS, in letters from his representatives dated January 14, 2000, February 15, 2000, and May 6, 2000, Funk advised GSI that he disagreed with GSI's positions concerning the effect of his resignation and his rights as a shareholder under various agreements between him and GSI. Funk further asserted the position that, if GSI intended to purchase his GSI stock, it would have to do so under the terms of a March 18, 1999 Amended and Restated Stock Restriction and Buy Sell Agreement ("March 1999 Agreement"). Funk also contended that, under the March 1999 Agreement, GSI was obligated to pay him monthly "bridge payments" until it purchased all of his GSI stock and that GSI had failed to make such payments since July 1999;

          WHEREAS, the foregoing disputes are collectively hereafter referred to as the "Shareholder Agreement Disputes";

          WHEREAS, the parties to this Agreement desire to settle and resolve upon the terms and conditions set forth herein and deem such settlement to be in their own best interests in order to avoid the expense, inconvenience, and distraction of burdensome litigation.

          NOW, THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.   STOCK PURCHASE AND SALE

     1.   Basic Transaction. Funk represents and warrants that he owns, and
          -----------------
          shall own as of the Closing Date (as defined below), free and clear of all encumbrances, 225,000 shares of GSI common stock represented by GSI Stock Certificates Nos. 14, 15, 16 and 21, and has and shall have as of the Closing Date the full authority to sell, transfer, assign, and convey all such shares to GSI free and clear of any encumbrances of any sort. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), GSI will purchase from Funk, and Funk will sell, transfer, assign, convey and deliver to GSI all right, title and interest in and to any and all equity securities of GSI in which Funk has any interest, whether as beneficial owner or otherwise, including without limitation, the 225,000 shares of GSI common stock represented by GSI stock certificate Nos. 14, 15, 16 and 21 (collectively, the "Funk Shares").

     2.   Purchase Price. On the terms and subject to the conditions set forth
          --------------
          in this Agreement, at the Closing, GSI will deliver to Funk $1,426,500 (the "Purchase Price") by bank wire transfer of immediately available funds to an account designated in writing by Funk not later than two days prior to the Closing.

     3.   Closing. Subject to the provisions below, the consummation of the
          -------
          transactions contemplated by this Agreement (the "Closing") will take place at the offices of GSI, at 10:00 a.m., on June 7, 2000 or, if Funk has failed to satisfy such conditions on or before 10:00 a.m. on June 7, 2000, the second business day after the satisfaction or waiver of all of the closing conditions set forth below, or at such other place or on such other date as GSI and Funk may agree. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date."

     4.   Deliveries at the Closing. At the Closing, (i) Funk will deliver to
          -------------------------
          GSI the various certificates, instruments and documents referred to below, (ii) Funk will deliver to GSI stock and any other appropriate certificates representing all of the Funk Shares, accompanied by duly executed assignment documents, and (iii) GSI will deliver to Funk the Purchase Price as specified above. Each of the parties will use its best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth below).

     5.   Conditions to Obligation of GSI. The obligation of GSI to consummate
          -------------------------------
          the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          1. the representations and warranties of Funk set forth in this Agreement will be true and correct in all respects at and as of the Closing Date;

          2. Funk will have performed and complied with all of his covenants hereunder in all respects through the Closing;

          3. Funk will have delivered to GSI a certificate to the effect that each of the foregoing conditions are satisfied in all respects;

          4. Funk will execute and deliver to GSI the Receipt, Acknowledgment and Additional Release by John W. Funk attached hereto as Exhibit A;

          5. GSI will have received the resignation, effective as of the Closing, of Funk as a director of GSI;

          6. there will not be any action, suit or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely the right of GSI to own the Funk Shares or to control GSI, or (iv) affect materially and adversely, including through the imposition of any divestiture requirement, the right of GSI to own its assets or to operate its business as presently operated and as presently proposed to be operated (and no such injunction, judgment, order, decree, ruling or charge will be in effect); and

          7. all actions to be taken by Funk in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to GSI.

GSI may waive any condition specified in this section if it executes a writing so stating at or prior to the Closing.

          1. Funk shall resign his position as a director of GSI effective as of the Closing.

          2. Funk hereby agrees and acknowledges that neither this Agreement nor any transaction described herein is intended to or shall be deemed in any way to affect, reduce, or modify Funk's contractual obligations to Larry Sloan under that certain Non Compete Agreement dated June 6, 1996, by and among Larry Sloan, Jorge Andrade, Howard G. Buffett, John W. Funk, and John C. Sloan (the "1996 Non Compete Agreement"). Funk further agrees and acknowledges that the GSI Released Parties (as defined below) shall have no obligation to Funk under, with respect to, or in connection with any obligation of Funk under the 1996 Non Compete Agreement, including without limiting the generality of the foregoing, any obligation to pay a dividend to Funk or otherwise advance, remunerate, pay, or compensate Funk for all or any portion of any payment due from Funk under the terms of the 1996 Non Compete Agreement.

          3. GSI shall request in writing to any person or entity to whom Funk has provided a personal guarantee of any obligations due from GSI to such person or entity that Funk be released from such guarantee. GSI will review its records to attempt to identify any such undertakings by Funk. Funk shall notify GSI by June 15, 2000 of any such undertakings of which he is aware. It is expressly agreed and acknowledged by Funk that GSI's obligations under this Paragraph do not apply to the 1996 Non Compete Agreement. Funk hereby agrees and acknowledges that other than making this request, GSI shall have no obligation to obtain a release of Funk's obligations under any personal guarantee. GSI agrees that nothing in this Agreement or Exhibit A is intended to affect any rights Funk may have, if any, to obtain reimbursement from GSI (but not from any other GSI Released Parties) in the event Funk is required to pay on any personal guarantee of any corporate obligations of GSI that he has given to a third party.

          4. GSI hereby agrees that it shall not affirmatively seek to specifically exclude Funk from any insurance coverage otherwise generally available to GSI's former directors, officers, or employees.

          5. GSI hereby warrants and represents that, as of the effective date of this Agreement, there are no agreements or negotiations ongoing or pending for the sale of GSI to any third party. Funk hereby agrees and acknowledges that he is not and has not relied upon GSI or any GSI Released Parties, as defined herein, in any manner or for any other statement or information relating to the value of GSI or the Funk Shares.

          6. Funk hereby releases and forever discharges GSI, Sloan, Andrade, and Buffett, and its and their respective spouses, officers, directors, employees, attorneys, accountants, insurers, heirs, shareholders, partners, agents, affiliates, subsidiaries, departments, divisions, predecessors, successors, administrators, executors, representatives, and/or assigns, and any other person or entity acting on behalf of GSI, Sloan, Andrade, or Buffett (collectively all of the foregoing persons and entities, including GSI, Sloan, Andrade, and Buffett, are referred to as the "GSI Released Parties"), from any and all claims, demands, suits, covenants, contracts, agreements, obligations, controversies, debts, costs, expenses, damages, judgments, orders, liabilities, and/or causes of action, of whatever kind or nature, in law or equity, known or unknown, vested or contingent, suspected or unsuspected, whether or not concealed or hidden, which ever have or may have existed, or which do exist, that may now or hereafter at any time be made or brought against the GSI Released Parties by Funk or anyone on Funk's behalf, arising out of or relating in any way to any relationship or transaction between Funk and the GSI Released Parties on or prior to the date hereof, including without limiting the generality of the foregoing, any and all claims concerning defamation, libel, slander, breach of any contract, breach of fiduciary duty, wrongful termination, fraud, failure to pay or wrongful payment of dividends, shareholder derivative action, and corporate control or management, and any claims or rights arising out of or relating to any agreements or contracts between Funk and any of the GSI Released Parties, including, but not limited to, any rights Funk might have or claim to have under the 1996 Agreement; the September 1, 1998 Third Amendment to Stock Restriction and Buy-Sell Agreement; the January 1, 1999 Amended and Restated Stock Restriction and Buy-Sell Agreement; and the March 1999 Agreement.

          7. With the exception of those claims identified in Paragraph 10 below, which are hereby expressly preserved and not released, GSI, on behalf of itself in its own corporate capacity and, to the extent that it has the legal capacity to do so, on behalf of its affiliates, subsidiaries, departments, divisions, predecessors, successors, administrators, and/or assigns, hereby releases and forever discharges Funk, his spouse, and his personal attorneys, representatives, executors, administrators, heirs, and assigns from any and all claims, demands, suits, covenants, contracts, agreements, obligations, controversies, debts, costs, expenses, damages, judgments, orders, liabilities, and/or causes of action, of whatever kind or nature, in law or equity, known or unknown, vested or contingent, suspected or unsuspected, whether or not concealed or hidden, which ever have or may have existed, or which do exist, that may now or hereafter at any time be made or brought against Funk by GSI or anyone on GSI's behalf, arising out of or relating in any way to any relationship or transaction on or prior to the date hereof between Funk and the GSI Released Parties.

          8. With the exception of those claims identified in Paragraph 10 below, which are hereby expressly preserved and not released, Sloan, Andrade, and Buffett hereby release and forever discharge Funk, his spouse, and his personal attorneys, representatives, executors, administrators, heirs, and assigns from any and all claims, demands, suits, covenants, contracts, agreements, obligations, controversies, debts, costs, expenses, damages, judgments, orders, liabilities, and/or causes of action, of whatever kind or nature, in law or equity, known or unknown, vested or contingent, suspected or unsuspected, whether or not concealed or hidden, which ever have or may have existed, or which do exist, that may now or hereafter at any time be made or brought against Funk that arises out of or relates in any way to any relationship or transaction on or prior to the date hereof between Funk and Sloan, Andrade, or Buffett.

          9. It is expressly agreed and acknowledged by Funk that nothing in Paragraphs 8 or 9 is intended to or shall be deemed to release or discharge any claims, demands, suits, and/or causes of action that the GSI Released Parties may now have or may in the future have against Funk, in the event any of the GSI Released Parties becomes subject to a claim by any other party that arises out of or relates in any way to any relationship or transaction on or prior to the date hereof between Funk and the GSI Released Parties ("Third Party Claim"), that arises out of or relates to the transaction or occurrence which forms the basis of all or any portion of the Third Party Claim. GSI, Sloan, Andrade, and Buffett hereby represent that, as of the date of this Agreement, no Third Party Claim has been threatened or asserted against Funk, GSI, Sloan, Andrade, and/or Buffett.

          10. GSI hereby agrees that nothing in Paragraph 7 or Exhibit A shall be deemed to affect any rights Funk may have, if any, to indemnification or contribution from GSI or its corporate subsidiaries (but not from any other GSI Released Parties), or coverage from GSI's insurers, with respect to claims asserted against Funk in the future by a party other than a GSI Released Party, which claims (i) are unrelated in any way either to the Shareholder Agreement Disputes or the facts or circumstances concerning or relating to the Shareholder Agreement Disputes; or (ii) do not arise out of or relate to any conduct by Funk that involved a breach of Funk's fiduciary responsibilities to GSI as its general counsel. Funk hereby acknowledges and agrees that Paragraph 7 shall be deemed to release all other claims, including but not limited to any claim for indemnification arising out of any future claim against Funk by any person or entity which Funk might otherwise have against the GSI Released Parties that (i) are related in any way either to the Shareholder Agreement Disputes or the facts or circumstances concerning or relating to the Shareholder Agreement Disputes; or (ii) arise out of or relate to any conduct by Funk that involved a breach of Funk's fiduciary responsibilities to GSI as its general counsel.

          11. Notwithstanding any other provision herein, nothing in this Agreement shall be construed or deemed to release Funk or GSI from any claims arising directly under the terms of this Agreement, including any breach of this Agreement by Funk or GSI.

          12. The parties hereto warrant and represent to the other that each is now and shall be as of the Closing Date the sole and lawful owner of all right, title, and interest in and to all matters released by him or it and that he or it has not sold, assigned, transferred, pledged, or otherwise conveyed or encumbered; or purported to sell, assign, transfer, pledge or otherwise convey or encumber any released matter or any part or portion of any released matter.

          13. The parties hereto represent and warrant to each other that each has full power and authority to enter into this Agreement and to take the actions contemplated at the Closing.

          14. The parties hereto acknowledge and agree that this is a settlement agreement and is not in any respect to be deemed or construed to be an admission or concession of any liability or wrongdoing whatsoever on the part of any party hereto.

          15. GSI and Funk acknowledge that in effecting and executing this Agreement they were each represented by counsel and received legal advice concerning their respective rights.

          16. This written instrument, Exhibit A attached hereto, and the ancillary documents to be executed or delivered in connection with the Closing constitute and contain the entire agreement and understanding between the parties hereto concerning the subject matter of this Agreement, and supersede all prior and contemporaneous negotiations, proposed agreements, or understandings, if any, between any of the parties concerning any of the provisions of this Agreement. The parties hereto acknowledge that there are no other warranties, promises, statements, or representations of any kind, express or implied, upon which they have relied in entering into this Agreement.

          17. The Funk Shares are unique property and, accordingly, this Agreement shall be specifically enforceable and injunctive relief is appropriate to restrain any actual or threatened breach hereof or to compel any performance hereunder, in addition to any other appropriate or available remedy. Any such party will be entitled to enforce such rights specifically, without posting a bond or security, to recover damages by reason of any breach of any provision of this Agreement, to compel performance hereunder, and to exercise all other rights granted by law.

          18. If either Funk or GSI shall fail to perform in all material respects their respective obligations under Paragraph 1, then the performing party shall give written notice of the alleged non-performance to the other parties hereto. The party failing to perform shall have ten days to cure the alleged non-performance. In the event any material non-performance is not cured, the performing party shall be entitled to declare that the entire Agreement is null and void and of no effect as to all of the parties hereto. If the performing party elects to declare the Agreement null and void pursuant to this Paragraph, such notice must be given within seven days after the expiration of the ten-day cure period. The provisions of this Paragraph shall be without prejudice to any rights that the parties may otherwise have at law or in equity in the event of a breach.

          19. GSI and Funk intend that, notwithstanding Funk's ownership of the Funk Shares during the period January 1, 2000, through the date hereof, all tax consequences, whether benefits or liabilities, arising in connection with ownership of the Funk Shares during the calendar year 2000 shall inure to, and be borne by, GSI. Accordingly, GSI hereby indemnifies and holds harmless Funk and his successors and assigns from any and all tax liabilities for the calendar year 2000 arising from Funk's ownership of the Funk Shares during the same period. Likewise, Funk hereby agrees and promises to pay to GSI or its successors or assigns the amount of any tax benefit received by Funk on account of his ownership of the Funk Shares during the calendar year 2000. For purposes of this Agreement, (i) Funk's tax liability and GSI's resulting indemnification obligation, if any, shall be limited to any out-of-pocket tax payments made by Funk to a taxing authority on account of his ownership of the Funk Shares during the calendar year 2000, excluding any penalties, interest, or other costs or expenses related to such tax payments, and (ii) Funk's tax benefit and his resulting payment obligation to GSI shall be equal to GSI's losses or credits allocated to Funk on account of his ownership of the Funk Shares during the calendar year 2000, if any, multiplied by the combined federal and state tax rate that would have been paid by Funk on that portion of his income offset by any tax benefits attributable to the GSI losses or credits allocated to Funk relating to calendar year 2000. For this purpose, the GSI losses or credits shall be deemed to have been applied to that portion of Funk's gross income that would have been taxed at the highest applicable rate(s). To permit GSI to determine this percentage, Funk shall provide to GSI a copy of the pertinent portions of his federal and state tax returns for the year 2000. Under all circumstances, GSI shall, in its sole discretion, select the manner in which GSI's income, losses, and credits shall be computed and allocated to its shareholders. Any payments due to GSI or Funk under this Paragraph shall be due and payable not later than 30 days after GSI has mailed to Funk a copy of its tax return setting forth the amount of any income, losses, or credits allocated to Funk on account of his ownership of the Funk Shares during the calendar year 2000.

          20. Funk shall execute and deliver to GSI all such instruments and documents of further assurance or otherwise as shall be reasonably deemed required or necessary to effectuate the terms of this Agreement and the sale of the Funk Shares.

          21. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

          22. The recitals and prefatory phrases and paragraphs above set forth are fully incorporated herein.

          23. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

                           ________________________

          THE GSI GROUP, INC., JOHN C. SLOAN, JORGE ANDRADE, HOWARD G. BUFFETT, AND JOHN W. FUNK, BEFORE SIGNING THEIR NAMES BELOW, DECLARE THAT THEY HAVE COMPLETELY READ, OR HAD READ TO THEM, THIS SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS; AND FURTHER, THAT BEFORE SIGNING THIS SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS, THEY FULLY UNDERSTOOD ITS TERMS, CONTENT, AND LEGAL EFFECT.

DATED:     June     , 2000
                ----                -----------------------------------
                                    JOHN W. FUNK

Subscribed and sworn to before me
this      day of June, 2000.
     ----

------------------------------
Notary Public
--------------------------------------------------


DATED: June     , 2000                            THE GSI GROUP, INC.
            ----

Subscribed and sworn to before me       By:
                                           -----------------------------------
this      day of June, 2000.
     ----

                                    Its:
                                        ---------------------------------
------------------------------
Notary Public

--------------------------------------------------

DATED: June     , 2000
            ----                    -----------------------------------
                                    JOHN C. SLOAN

Subscribed and sworn to before me
this      day of June, 2000.
     ----


------------------------------
Notary Public

--------------------------------------------------


DATED: June     , 2000
            ----                    -----------------------------------
                                    JORGE ANDRADE


Subscribed and sworn to before me
this      day of June, 2000.
     ----


------------------------------
Notary Public

--------------------------------------------------


DATED: June     , 2000
            ----                    -----------------------------------
                                    HOWARD G. BUFFETT

Subscribed and sworn to before me
this      day of June, 2000.
     ----


------------------------------
Notary Public

           EXHIBIT A  to Settlement Agreement and Release of Claims

                         RECEIPT,  ACKNOWLEDGMENT AND
                         -----------------------------
                      ADDITIONAL RELEASE BY JOHN W. FUNK
                      ----------------------------------

     In consideration of and pursuant to (i) the agreement by The GSI Group, Inc., a Delaware corporation ("GSI"), to purchase, and the agreement by John W. Funk ("Funk") to sell, all of the issued and outstanding shares of GSI owned by Funk, (ii) the execution and delivery of that certain Settlement Agreement and Release of Claims by and among GSI, John C. Sloan ("Sloan"), Jorge Andrade ("Andrade"), Howard G. Buffett "Buffett"), and Funk, dated as of June 1, 2000 ("Settlement Agreement and Release of Claims"), and (iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Funk and GSI hereby execute this Receipt, Acknowledgment and Additional Release by John W. Funk (this "Receipt").

     Funk Receipt. Funk hereby acknowledges receipt of the amount of $1,426,500
     ------------
from GSI, which funds Funk accepts (i) in exchange for the Funk Shares (as defined below in Section 2.a), (ii) in full satisfaction of GSI's obligations to Funk under any and all shareholder agreements ("Shareholder Agreements") to which GSI and Funk are a party, and (iii) in full satisfaction of all other GSI shareholders' obligations to Funk under any such Shareholder Agreements, including, without limitation, the following:

          Voting Buy-Sell Agreement
          -------------------------

               a. Stock Restriction and Buy-Sell Agreement, dated June 6, 1996, by and between John C. Sloan, Jorge Andrade, John Funk and Howard Buffett and The GSI Group, Inc.

               b. First Amendment to Stock Restriction and Buy-Sell Agreement, dated July 15, 1996.

               c. Second Amendment to Stock Restriction and Buy-Sell Agreement, dated October 2, 1997.

               d. Third Amendment to Stock Restriction and Buy-Sell Agreement, dated September 1, 1998.

               e. Amended and Restated Stock Restriction and Buy-Sell Agreement, dated January 1, 1999.

               f. Amended and Restated Stock Restriction and Buy-Sell Agreement, dated March 18, 1999.

          Voting Cross Purchase Agreement
          -------------------------------

               g. Stock Restriction and Cross Purchase Agreement, dated June 6, 1996, by and between John C. Sloan, Jorge Andrade, John Funk and Howard Buffett.

               h. First Amendment to Stock Restriction and Cross Purchase Agreement, dated July 15, 1996.

               i. Second Amendment to Stock Restriction and Cross Purchase Agreement, dated October 2, 1997.

               j. Amended and Restated Stock Restriction and Cross Purchase Agreement, dated January 1, 1999.

          Voting Trust Agreement
          ----------------------

               k. Shareholders' Trust Agreement, dated July 15, 1996, by and among John C. Sloan,

                    Jorge Andrade, John Funk and Howard Buffett and Stewart
                    Dolin.

          Voting Contribution Agreement
          -----------------------------

               l. Contribution Agreement, dated June 6, 1996, by and among John C. Sloan, Jorge Andrade, John Funk and Howard Buffett.

          Voting Stock Purchase Agreement
          -------------------------------

               m. Stock Purchase Agreement, dated March 18, 1999, by and between Jorge Andrade, Howard Buffett, John Funk, Craig Sloan and The GSI Group, Inc.

          Voting Stockholder Agreement
          ----------------------------

               n. Stockholder Agreement, dated March 18, 1999, by and among The GSI Group, Inc., Jorge Andrade, Howard Buffett, John Funk and Craig Sloan.

          Non-Voting Buy-Sell Agreement
          -----------------------------

               o. Stock Restriction and Buy-Sell Agreement Non-Voting Shares, dated January 1, 1997, by and between The GSI Group, Inc., John C. Sloan, Jorge Andrade, John Funk and Howard Buffett and the persons identified on Exhibit A thereto.

               p. Stock Restriction and Buy Sell-Agreement Non-Voting Shares, dated May 30, 1997.

               q. Amended and Restated Stock Restriction and Buy-Sell Agreement -Non-Voting, dated March 31, 1999.

          Notwithstanding the foregoing, nothing herein shall be deemed to terminate, modify or release Funk from any obligations under that certain Non Compete Agreement dated June 6, 1996, by and among Funk, Larry Sloan, Jorge Andrade, Howard G. Buffett, and John C. Sloan.

     Funk Representations and Warranties. Funk represents, warrants and
     -----------------------------------
covenants that:

          By four Assignments Separate from Certificate executed and delivered to GSI as of the date hereof, and by the delivery to GSI as of the date hereof of GSI Stock Certicate Nos. 14, 15, 16, and 21, representing 225,000 shares of GSI stock (the "Funk Shares"), Funk has sold, transferred and assigned to GSI each and every share of GSI stock or security of any class or denomination in which Funk has any ownership interest whatsoever, whether as beneficiary, legal titleholder or otherwise;

          Funk is the true and lawful owner of the Funk Shares which are the subject hereof and the Funk Shares are free and clear of all claims and liabilities of any and every kind and nature whatsoever, including, without limitation, claims, liens, security interests, rights of spouses or other stockholders of GSI, pledges, options, rights, encumbrances and other restrictions of any nature whatsoever (collectively, "Rights of Third Parties"). Funk has all necessary, capacity, power and authority to execute this Receipt and to sell the Funk Shares to GSI free and clear of all Rights of Third Parties. There is no agreement between Funk and any other person relating to the Funk Shares or restricting the transfer of the Funk Shares. Funk owns no securities of GSI other than the Funk Shares and hereby irrevocably waives any and all rights to acquire at any time any additional shares or securities of GSI or any interest in any such shares or securities. This

     Receipt and all other agreements contemplated hereby each constitutes a valid and binding obligation of Funk, enforceable in accordance with its terms.

          Funk has (i) had adequate opportunity to consult legal counsel of his choice regarding this Receipt, (ii) executed and delivered this Receipt pursuant to his free will and with the intention that this Receipt be a general release to the full extent provided herein, (iii) not sold, assigned or otherwise transferred any rights or remedies arising from or in connection with the GSI Released Matters (as defined below).

     Additional Funk Release. Funk hereby forever releases and fully discharges
     -----------------------
GSI, Sloan, Andrade, and Buffett, and its and their respective spouses, officers, directors, employees, attorneys, accountants, insurers, heirs, shareholders, partners, agents, affiliates, subsidiaries, departments, divisions, predecessors, successors, executors, administrators, and/or assigns, and any other person or entity acting on behalf of GSI, Sloan, Andrade, or Buffett (collectively all of the foregoing persons and entities, including GSI, Sloan, Andrade, and Buffett, are referred to as the "GSI Released Parties") from and against all direct or indirect demands, claims, payments, obligations, actions or causes of action, assessments, losses, liabilities, damages (including without limitation special, consequential, exemplary, punitive and similar damages), reasonable costs and expenses paid or incurred, or diminutions in value of any kind or character (whether or not known or asserted prior to the date hereof, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise), that the undersigned now has or ever had against the GSI Released Parties or the assets of any of the GSI Released Parties as a result of acts or omissions occurring on or before the date of this Receipt that arise from or are in connection with (i) any prior authorization, designation, issuance, sale, transfer, assignment or other conveyance of stock of GSI, any reclassification, redesignation, dividend or distribution of or upon the stock of GSI, any amendment to the certificate of incorporation or bylaws including those affecting the amount, rights, powers or preferences of stock of GSI, or any failure to properly approve or effect same, (ii) any organization or any merger, consolidation, share exchange, reorganization, recapitalization, sale of assets or like event, or any failure properly to approve, effect or consummate same, by or involving or relating to GSI, occurring prior to the date hereof, (iii) the dissolution, liquidation or winding up of any GSI predecessors, or any failure properly to approve or effect said dissolution, liquidation or winding up, and
(iv) any failure of GSI to afford the undersigned any appraisal, preemptive, first refusal or other rights whether accorded by statute or other law, or the articles of incorporation, certificate of incorporation or bylaws of GSI or any GSI predecessors, in connection with any of the matters described in the foregoing clauses (i), (ii) or (iii) occurring prior to the date hereof, provided, however, that this release shall not apply under any circumstances to
--------  -------
any claims arising under or preserved pursuant to this Receipt, the Settlement Agreement and Release of Claims, and the documents executed or delivered in connection therewith (the matters listed in the foregoing clauses (i), (ii), (iii) and (iv) are collectively referred to herein as the "GSI Released Matters").

     Limited Indemnity.  Funk hereby agrees to indemnify and hold harmless the
     -----------------
GSI Released Parties from and against any and all claims, causes of action, losses, damages, costs, expenses (including, without limitation, attorneys' fees and costs) and liability arising out of any breach by Funk of his representations, warranties and covenants set forth in this Receipt.

     GSI Receipt. GSI hereby acknowledges receipt from Funk of GSI Stock
     -----------
Certificate Nos. 14, 15, 16, and 21, together with each executed Assignment Separate From Certificate relating thereto.

     Choice of Law. This Receipt shall be governed by and construed in
     -------------
accordance with the laws of the State of Illinois.

     7.   Binding Agreement. This Receipt shall be binding upon and inure to the
          -----------------
benefits of the parties hereto, their respective personal representatives, executors, administrators, predecessors, successors, heirs and assigns.

     8.   Settlement Agreement Controls. In the event of a conflict between the
          -----------------------------
provisions of this Receipt and the provisions of the Settlement Agreement and Release of Claims, the Settlement Agreement and Release of Claims shall prevail with respect to such conflict.

     IN WITNESS OF THE FOREGOING, each of the undersigned has executed and delivered this Receipt, Acknowledgment and Additional Release by John W. Funk as
of               , 2000.
   --------------


                                  THE GSI GROUP, INC., a Delaware corporation


                                  By:
                                      -----------------------------------
-----------------------------------   Name:
JOHN W. FUNK                                --------------------------
                                      Title:
                                            --------------------------





Subscribed and sworn to before me
this       day of         , 2000.
     -----        --------



-----------------------------------
                  Notary Public

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